Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Nurix Therapeutics, Inc. of our report dated February 16, 2021 relating to the financial statements, which appears in Nurix Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended November 30, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, CA

March 2, 2021